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                                                                    EXHIBIT 3.23

                                                                         [STAMP]

                            ARTICLES OF INCORPORATION
                                       OF
                          AMERIPATH MARKETING USA, INC

                             (A FLORIDA CORPORATION)

                                    ARTICLE I
                                     (NAME)

     The name of the Corporation is AMERIPATH MARKETING USA, INC. (hereinafter called the "CORPORATION").

                                   ARTICLE II
                      PRINCIPAL OFFICE AND REGISTERED AGENT

     The current address of the principal place of business of the Corporation is 7289 Garden Road, Suite 200, Riviera Beach, Florida, 33404; such principal place of business of the Corporation may be relocated to such address and in such city in the State of Florida as designated by the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") from time to time. The name and address of the Corporation's registered agent in the State of Florida, whose Consent to Appointment as Registered Agent accompanies these Articles of Incorporation, is Corpdirect Agents, 103 North Meridian Street, Lower Level, Tallahassee, Florida 32301.

                                   ARTICLE III
                                     PURPOSE

     The Corporation is formed to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act, Chapter 607, Florida Statutes (the "FBCA"), including any amendments thereto.

                                   ARTICLE IV
                                  CAPITAL STOCK

     Except as otherwise provided by law, authorized shares of capital stock of the Corporation, regardless of class or series, may be issued by the Corporation, from time to time in such amounts, for such lawful consideration and for such corporate purposes as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine. All capital stock when issued and fully paid for shall be deemed fully paid and non-assessable. The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares, consisting of One Thousand (1,000) shares of Common Stock, par value $0.001 per share (the "COMMON STOCK").

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     A.   COMMON STOCK.

     A statement of the powers, privileges and rights, and the qualifications, limitations or restrictions thereof, in respect of the Common Stock of the Corporation, is as follows:

          1. GENERAL. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.

          2. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Except as otherwise required by law of these Articles of Incorporation or any shareholders' agreement to which the Corporation and its shareholders may be a party, the holders of Common Stock shall vote together as a single class on all matters submitted to shareholders for a vote (including any action by written consent).

          3. DIVIDENDS. Subject to provisions of law and to these Articles of Incorporation, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefore at such time and in such amounts as the Board of Directors may determine in its sole discretion.

          4. LIQUIDATION. Subject to provisions of law and to these Articles of Incorporation, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provisions for payment of all debts and liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

B.   OPTIONS, WARRANTS & RIGHTS.

          1. The Corporation may issue options, warrants and rights for the purchase of shares of any class or series of the Corporation. The Board of Directors, in its sole discretion, shall determine the terms and conditions on which the options, warrants or rights are issued, their form and content and the consideration for which, and terms and conditions upon which, the shares are to be issued.

          2. The terms and conditions of rights or options to purchase shares of any class or series of the Corporation may include, without limitation, restrictions or conditions that preclude or limit the exercise, transfer, receipt or holding of such rights or options by any person or persons, including any person or persons owning (beneficially or of record) or offering to acquire a specified number or percentage of the outstanding shares of any class or series, or any transferee or transferees of any such person or persons, or that invalidate or void such rights or options held by any such person or persons or any such transferee or transferees.

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                                    ARTICLE V
                               BOARD OF DIRECTORS

     The Board of Directors shall consist of not fewer than one (1) nor more than five (5) members. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Members of the Board of Directors must be natural persons who are at least 18 years of age but need not be residents of Florida or shareholders of the Corporation.

                                   ARTICLE VI
                        DIRECTOR ACTION WITHOUT A MEETING

     Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board of Directors). The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board of Directors. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

                                   ARTICLE VII
                      CALL OF SPECIAL SHAREHOLDERS MEETING

     Except as otherwise required by applicable law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of applicable law) (i) the holders of not less than thirty-three and one-third (33 1/2) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (b) the Corporation's Chairman of the Board of Directors or Chief Executive Officer or (c) the Corporation's Secretary upon the written request of three or more members of the Board of Directors. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

                                  ARTICLE VIII
                      SHAREHOLDER ACTION BY WRITTEN CONSENT

     Any action required or permitted to be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote if such action is taken by the written consent of the holders of the outstanding shares of capital shock of the Corporation entitled to vote on such matter having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. In order to be effective,

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the action must be evidenced by one or more written consents describing the action to be taken, dated and signed by approving shareholders having the requisite number of votes entitled to vote thereon, and delivered to the Secretary or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Corporation are recorded. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action, which notice shall comply with the provisions of the FBCA.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

     To the fullest extent permitted under the FBCA and other applicable law, no director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereto is not permitted under the FBCA as the same exists or may hereafter be amended. If the FBCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the FBCA, as so amended. Any repeal or modification of this Article IX Shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                    ARTICLE X
                                 INDEMNIFICATION

     The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be director of the Corporation and shall insure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) was authorized or consented to by this Board of Directors. The right to indemnification conferred by this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon the Corporation's receipt of an undertaking by or on behalf of the director to repay such amounts if it shall be ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to officers, employees and agents of the Corporation similar to those conferred in this Article X to directors of the Corporation.

     The rights to indemnification and to the advance of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under

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these Articles of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

     Any repeal or modification of this Article X shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE XI
                                BYLAW AMENDMENTS

     In furtherance and not in limitation of the powers conferred by the laws of Florida, each of the Board of Directors and shareholders is expressly authorized and empowered to make, alter, amend and repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Florida or with these Articles of Incorporation. The shareholders of the Corporation may amend or adopt a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting groups of shareholders) than is required by law.

                                   ARTICLE XII
                             AMENDMENTS OF ARTICLES

     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

                                  ARTICLE XIII
                                  INCORPORATOR

     The name and address of the incorporator of the Corporation is Deana Gomez at 515 East Las Olas Blvd., Suite 1500, Fort Lauderdale, Florida 33301.

                                  * * * * * * *

     IN WITNESS WHEREOF, the undersigned incorporator, pursuant to the laws of the State of Florida, has executed these Articles of Incorporation of AMERIPATH MARKETING USA, Inc, this 12 day of December in the year 2000.

                                                   AMERIPATH MARKETING USA, INC.


                                                   /s/ Deana Gomez
                                                   -----------------------------
                                                   Deana Gomez
                                                   Incorporator

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